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                                                               EXHIBIT 5(a)


                                           July 26, 1996




Bank of Boston Corporation
100 Federal Street
Boston, Massachusetts 02110

      Re: BANK OF BOSTON CORPORATION'S REGISTRATION STATEMENT ON FORM S-8 RELATING TO THE 1978 STOCK OPTION PLAN FOR KEY EMPLOYEES OF BAYBANKS, INC. AND AFFILIATES, THE 1988 STOCK OPTION PLAN FOR KEY EMPLOYEES OF BAYBANKS, INC. AND AFFILIATES AND THE BAYBANKS, INC. SAVINGS, PROFIT SHARING AND STOCK OWNERSHIP PLAN

      As General Counsel of Bank of Boston Corporation (the "Corporation") and The First National Bank of Boston (the "Bank"), I, and other attorneys in this office, have participated with the Corporation, its officers and officers of the Bank in the preparation for filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") covering (i) an aggregate of 750,000 shares (the "Shares") of the Corporation's Common Stock, par value $1.50 per share, which Shares may hereafter be acquired by participants ("Participants") in the 1978 Stock Option Plan for Key Employees of BayBanks, Inc. and Affiliates and the 1988 Stock Option Plan for Key Employees of BayBanks, Inc. and Affiliates (collectively, the "Option Plans") and the BayBanks, Inc. Savings, Profit Sharing and Stock Ownership Plan (the "Savings Plan" and, collectively with the Option Plans, the "Plans") and (ii) an indeterminate amount of interests ("Interests") in the Savings Plan, which Interests may hereafter be acquired by Participants in the Savings Plan. In connection with filing the Registration Statement, the rules and regulations of the Commission require my opinion, in my capacity as General Counsel of the Corporation, on the matters set forth below.

      In rendering this opinion, I, and other attorneys in this office working under my supervision, have examined and relied upon originals or copies, certified or otherwise, of all such corporate records, documents, agreements or other instruments of the Corporation, and have made such investigation of law and have discussed with the officers of the Corporation and the Bank such questions of fact as we have deemed necessary or appropriate. In rendering this opinion, I have relied upon certificates and statements of officers and directors of the Corporation and the Bank as to factual matters, and have assumed the genuineness of all documents submitted as copies. Moreover, as to
(ii) below, I have relied upon the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., special counsel to BayBanks, Inc.


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Bank of Boston Corporation           - 2 -                   July 26, 1996


      Based upon and subject to the foregoing, I am of the opinion that (i) the Shares will be, upon the issuance thereof pursuant to the terms of the Plans, legally issued, fully paid and non-assessable and (ii) the Savings Plan confers valid Interests upon Participants in the plan, to the extent and upon the terms and conditions described in such plan.

      I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement under the caption "Interests of Named Experts and Counsel."


                                          Very truly yours,

                                          /s/ GARY A. SPIESS

                                          Gary A. Spiess
                                          General Counsel

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              MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
                              One Financial Center
                          Boston, Massachusetts 02111


701 Pennsylvania Avenue, N. W.                         Telephone: 617/542-6000
Washington, D.C. 20004                                 Fax: 617/542-2241
Telephone: 202/434-7300
Fax: 202/434-7400

C. Stephen Parker, Jr.                                 Direct Dial Number
                                                       617/348-1707


                                 July 24, 1996


Gary A. Spiess
General Counsel
Bank of Boston Corporation
100 Federal Street
Boston, MA  02110

     RE:    BAYBANKS, INC. SAVINGS, PROFIT SHARING AND
            STOCK OWNERSHIP PLAN

Dear Mr. Spiess:

     We are rendering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") which we understand will be filed by Bank of Boston Corporation (the "Corporaton") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, covering among other things certain shares of common stock of the Corporation and certain interests in the BayBanks Savings, Profit Sharing and Stock Ownership Plan (the "Savings Plan"). We understand that the Registration Statement will be filed with the Commission at some point shortly before the effectiveness of the merger of a wholly-owned subsidiary of the Corporation with and into BayBanks, Inc., pursuant to the Agreement and Plan of Merger by and among the Corporation, Boston Merger Corp., and BayBanks, Inc. dated as of December 12, 1995.

     We have acted as special counsel for BayBanks, Inc. with respect to certain matters relating to the Savings Plan, including the preparation of amendments to the Savings Plan and the making of certain filings with the Internal Revenue Service in connection with obtaining a favorable determination letter concerning the qualified status of the Savings Plan and its related trust under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended. We have examined such documents and taken such additional steps as we consider necessary to enable us to render this opinion.

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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.


Gary A. Spiess
July 24, 1996
Page 2



     Based upon the foregoing, we are of the opinion that the Savings Plan confers legal and valid interests upon participants therein to the extent and upon the terms and conditions provided in the Savings Plan.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                             Very truly yours,


                                             /s/ Mintz, Levin, Cohn, Ferris,
                                                 Glovsky and Popeo, P.C.